Exhibit 12.1

COMPUTATION OF RATIOS OF EARNINGS

Ratio of earnings to fixed charges

Ratios in accordance with Colombian GAAP(1)

1) Excluding interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax	(millions COP)	1,783,210	1,733,944	1,958,128	2,145,762	2,174,843
Interest expense		2,753,341	2,625,416	1,571,581	2,042,006	2,894,860
Interest on deposits		1,885,717	1,870,643	1,054,266	1,209,825	1,801,721
Preferred share dividends		—	—	—	—	—

Ratio		3.06	3.30	4.79	3.58	2.99

2) Including interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax	(millions COP)	1,783,210	1,733,944	1,958,128	2,145,762	2,174,843
Interest expense		2,753,341	2,625,416	1,571,581	2,042,006	2,894,860
Preferred share dividends		—	—	—	—	—

Ratio		1.65	1.66	2.25	2.05	1.75

Ratios in accordance with U.S. GAAP(1)

1) Excluding interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax U.S. GAAP for continuing operations	(millions COP)	1,135,738	1,497,238	1,957,791	1,398,850	2,178,069
Interest expense		2,944,406	2,944,742	1,907,641	2,382,799	3,133,236
Interest on deposits		1,865,157	1,872,971	1,046,740	1,211,907	1,809,470
Preferred share dividends		—	—	—	—	—

Ratio		2.05	2.40	3.27	2.19	2.65

2) Including interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax U.S. GAAP for continuing operations	(millions COP)	1,135,738	1,497,238	1,957,791	1,398,850	2,178,069
Interest expense		2,944,405	2,944,742	1,907,641	2,382,799	3,133,236
Preferred share dividends		—	—	—	—	—

Ratio		1.39	1.51	2.03	1.59	1.70

Ratio of earnings to fixed charges and preferred dividends

Ratios in accordance with Colombian GAAP(1)

1) Excluding interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax	(millions COP)	1,783,210	1,733,944	1,958,128	2,145,762	2,174,843
Interest expense		2,753,341	2,625,416	1,571,581	2,042,006	2,894,860
Interest on deposits		1,885,717	1,870,643	1,054,266	1,209,825	1,801,721
Preferred share dividends		173,548	177,108	185,964	242,223	257,960

Ratio		2.55	2.67	3.52	2.77	2.42

2) Including interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax	(millions COP)	1,783,210	1,733,944	1,958,128	2,145,762	2,174,843
Interest expense		2,753,341	2,625,416	1,571,581	2,042,006	2,894,860
Preferred share dividends		173,548	177,108	185,964	242,223	257,960

Ratio		1.55	1.56	2.01	1.83	1.61

Ratios in accordance with U.S. GAAP(1)

1) Excluding interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax U.S. GAAP for continuing operations	(millions COP)	1,135,738	1,497,238	1,957,791	1,398,850	2,178,069
Interest expense		2,944,406	2,944,742	1,907,641	2,382,799	3,133,236
Interest on deposits		1,865,157	1,872,971	1,046,740	1,211,907	1,809,470
Preferred share dividends		173,548	177,108	185,964	242,223	257,960

Ratio		1.77	2.06	2.69	1.82	2.21

2) Including interest on deposits

		Year Ended December 31,
		2008	2009	2010	2011	2012
Income before tax U.S. GAAP for continuing operations	(millions COP)	1,135,738	1,497,238	1,957,791	1,398,850	2,178,069
Interest expense		2,944,406	2,944,740	1,907,641	2,382,799	3,133,236
Preferred share dividends		173,548	177,108	185,964	242,223	257,960

Ratio		1.31	1.42	1.85	1.44	1.57

(1)	For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income before minority interest and income taxes. Fixed charges consist of total interest expense.